UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2012

Sigma-Aldrich Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Spruce Street, St. Louis, Missouri 63103

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Compensatory Arrangement

On February 13, 2012, the Compensation Committee (the “Committee”) of the Sigma-Aldrich Corporation (the “Company”) Board of Directors approved the following actions with respect to the compensation of Rakesh Sachdev, the Company’s President and Chief Executive Officer:

•	An increase in annual base salary from $700,000 to $800,000;

•	An increase in long-term incentive compensation award target from 300% to 362.5% of annual base salary; and

•

The grant of a discretionary bonus of $63,800 in recognition of his strong leadership of the Company after promotion to the role of President and Chief Executive Officer following the unexpected passing of the Company’s former Chief Executive Officer, Dr. Jai Nagarkatti.

All other material terms and conditions of Mr. Sachdev’s employment and compensation package with the Company remained the same and are set forth in his Executive Employment Agreement with the Company, dated February 14, 2011, included as Exhibit 10(a) to the Company’s Current Report on Form 8-K filed February 14, 2011.

For a detailed discussion of the elements of the Company’s executive compensation program, including base salary and long-term incentives, please see pages 24-30 of the Company’s Definitive Proxy Statement on Schedule 14A dated March 14, 2011, for the Company’s Annual Meeting of Shareholders held on May 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION

Date: February 17, 2012	By:	/s/ George L. Miller
George L. Miller Senior Vice President, General Counsel and Secretary